Orion Marine Group Provides Update on Form 10-K Filing
HOUSTON, March 18, 2014 -- Orion Marine Group, Inc. (NYSE: ORN) (the "Company"), a leading heavy civil marine contractor serving the infrastructure sector, is today providing an update on the status of the Company’s Form 10-K Filing.
The Company has not completed its financial reporting process for the year ended December 31, 2013, related to segment reporting. The Company does not anticipate any significant change in results of operations for the last fiscal year from those previously announced. The Company expects to file its 10-K for the year ended December 31, 2013, prior to expiration of the extension period on April 1st, 2014.

About Orion Marine Group

Orion Marine Group, Inc. provides a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast and the Caribbean Basin and acts as a single source turn-key solution for its customers’ marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a 75-year legacy of successful operations.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as ‘believes’, ‘expects’, ‘may’, ‘will’, ‘could’, ‘should’, ‘seeks’, ‘approximately’, ‘intends’, ‘plans’, ‘estimates’, or ‘anticipates’, or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start dates, expected project duration, estimated project completion dates, anticipated revenues, and contract options which may or may not be awarded in the future, including the statements set forth above in this press release. Forward looking statements involve risks, including those associated with the Company’s fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options which may or may not be awarded in the future, which awards are in the sole discretion of the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company’s plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 6, 2013, which is available on its website at www.orionmarinegroup.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Drew Swerdlow, Sr. Financial Analyst
713-852-6582
Chris DeAlmeida, Chief Financial Officer
713-852-6500